      As filed with the Securities and Exchange Commission on May 1, 2002


                                                     Registration No. 333-86392

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               -----------------


                                AMENDMENT NO. 1


                                      TO

                                   FORM S-1

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                               -----------------
                         MedcoHealth Solutions, Inc.*
            (Exact name of registrant as specified in its charter)

           Delaware                         6411                   22-3461740
(State or other jurisdiction of (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification Number)

                               -----------------
                            100 Parsons Pond Drive
                       Franklin Lakes, New Jersey 07417
                                (201) 269-3400
  (Address, including Zip Code, and telephone number, including Area Code, of registrant's principal executive offices)
                               -----------------
                           David S. Machlowitz, Esq.
             Senior Vice President, General Counsel and Secretary
                          MedcoHealth Solutions, Inc.
                            100 Parsons Pond Drive
                       Franklin Lakes, New Jersey 07417
                                (201) 269-3400
(Name, address, including Zip Code, and telephone number, including Area Code, of agent for service)
                               -----------------
                                  Copies to:

               Valerie Ford Jacob, Esq.         Ann Bailen Fisher, Esq.
              Steven G. Scheinfeld, Esq.          Sullivan & Cromwell
       Fried, Frank, Harris, Shriver & Jacobson     125 Broad Street
                  One New York Plaza            New York, New York 10004
               New York, New York 10004              (212) 558-4000
                    (212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                          Proposed Maximum
    Title of Each Class of Securities    Aggregate Offering      Amount of
            to be Registered                  Price(1)      Registration Fee(2)
 ------------------------------------------------------------------------------
 Common stock, par value $0.01 per share   $1,000,000,000       $92,000(3)

================================================================================
(1)A portion of the proposed maximum aggregate offering price represents shares that are to be offered outside the United States but that may be resold from time to time in the United States. Such shares are not being registered for the purpose of sales outside the United States. The proposed maximum aggregate offering price includes amounts attributable to shares that certain of the underwriters may purchase to cover over-allotments, if any.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)Previously paid.

                               -----------------
    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
* Currently a Delaware limited liability company named Merck-Medco Managed Care, L.L.C., which on or prior to the effective date of this Registration Statement will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and will change its name to MedcoHealth Solutions, Inc.

================================================================================

                               EXPLANATORY NOTE



    The purpose of this Amendment No. 1 to the Registration Statement is solely to file certain exhibits to the Registration Statement, as set forth below in
Item 16 of Part II.


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

    The following table sets forth expenses and costs payable by Merck & Co., Inc. (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities described in this registration statement. All amounts are estimated except for the Securities and Exchange Commission's registration fee and the National Association of Securities Dealers Inc.'s filing fee.

                                                          Amount
                                                         --------
               SEC registration fee under Securities Act $92,000
               NASD filing fee..........................   30,500
               NYSE fees................................    *
               Legal fees and expenses..................    *
               Accounting fees and expenses.............    *
               Printing and engraving expenses..........    *
               Registrar and transfer agent fees........    *
               Miscellaneous expenses...................    *
                                                         --------
                  Total................................. $
                                                         ========

--------
* To be filed by amendment.

Item 14.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee of or agent to the corporation (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

    Our bylaws and our certificate of incorporation require us to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or serves or served at the request of the Company as a director or officer of another enterprise.

    As permitted by section 102(b)(7) of the DGCL, our certificate of incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director's duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

    We intend to obtain primary and excess insurance policies insuring our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

    Additionally, reference is made to the underwriting agreement filed as
Exhibit 1.1 to this registration statement, which provides for indemnification by our Underwriters of the registrant, our directors and officers who sign the registration statement and persons who control us, under certain circumstances.

Item 15.  Recent Sales of Unregistered Securities.

    None.

Item 16.  Exhibits and Financial Statement Schedules.

    The following documents are filed as exhibits to this registration statement:


Exhibit
Number  Exhibit Description
------  -------------------
  1.1   Form of Underwriting Agreement*

  3.1   Form of Certificate of Incorporation of MedcoHealth Solutions, Inc.

  3.2   Form of By-Laws of MedcoHealth Solutions, Inc.

  4.1   Form of MedcoHealth Solutions, Inc. common stock certificate*

  4.2   Form of Registration Rights Agreement between Merck & Co., Inc. and the Registrant

  5.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding the legality of the shares being registered*

 10.1   Form of MedcoHealth Solutions, Inc. 2002 Stock Incentive Plan

 10.2   Form of MedcoHealth Solutions, Inc. Key Executive Severance Plan

 10.3   Pharmacy Benefit Management Agreement between United Healthcare Services, Inc. and the Registrant+

 10.4   Form of Master Separation and Distribution Agreement between Merck & Co., Inc. and the
        Registrant

 10.5   Form of Managed Care Agreement between Merck & Co., Inc. and the Registrant

 10.6   Form of Transition Services Agreement between Merck & Co., Inc. and the Registrant

 10.7   Form of Indemnification and Insurance Agreement between Merck & Co., Inc. and the
        Registrant

 10.8   Form of Tax Responsibility Allocation Agreement between Merck & Co., Inc. and the
        Registrant

 10.9   Form of Patient Assistance Program Agreement between Merck & Co., Inc. and the
        Registrant

 10.10  Form of eHealth Services Agreement between Merck & Co., Inc. and the Registrant

Exhibit
Number  Exhibit Description
------  -------------------

 10.11  Form of Point of Care Data Services Agreement between Merck & Co., Inc. and the
        Registrant

 10.12  Form of Data Flow Continuation Agreement between Merck & Co., Inc. and the Registrant

 10.13  Form of Employee Matters Agreement between Merck & Co., Inc. and the Registrant

 10.14  Form of Employee Leasing Agreement between Merck & Co., Inc. and the Registrant

 10.15  Conditions of Employment of Richard T. Clark, dated August 14, 1972, and Amendment to
        Conditions of Employment, dated January 29, 1999

 10.16  Key Employee Agreement of Timothy C. Wentworth, dated December 10, 1998, and Sandra
        E. Peterson, dated December 21, 1998

 10.17  Key Employee and Special Compensation Agreement of Robert J. Blyskal, dated May 24,
        1993

 10.18  Key Employee Agreement and Statement of Corporate Policy and Acknowledgement of
        Receipt of Roger A. Jones, dated February 19, 1991

 10.19  Description of the relocation loan to Timothy C. Wentworth

 16.1   Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 17,
        2002**

 21.1   List of Subsidiaries

 23.1   Consent of Arthur Andersen LLP, dated April 15, 2002**

 23.2   Consent of PricewaterhouseCoopers LLP, dated April 15, 2002**

 23.3   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)*

 24.1   Power of Attorney (included on signature page to Registration Statement)**

 99.1   Form of Exchange Agreement*

 99.2   Letter from the Registrant to the Securities and Exchange Commission, dated April 17, 2002, relating to Arthur Andersen LLP**

--------
* To be filed by amendment.

**Previously filed.


+ Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a claim of confidential treatment.


Item 17.  Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

        (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (3) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Franklin Lakes, State of New Jersey, on May 1, 2002.


                                          MERCK-MEDCO MANAGED CARE, L.L.C.*


                                          By:  /S/  DAVID S. MACHLOWITZ

                                             ----------------------------------

                                                    David S. Machlowitz


                                               Senior Vice President, General
                                                    Counsel and Secretary





    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                   Title                 Date
             ---------                   -----                 ----

                  +         President, Manager** (Principal May 1, 2002
         ------------------   Executive Officer)
          Richard T. Clark

                 +          Chief Financial Officer, Senior May 1, 2002
         ------------------   Vice President, Finance
           JoAnn A. Reed      (Principal Financial and
                              Accounting Officer)

                  +         Manager**                       May 1, 2002
         ------------------
         Kenneth C. Frazier

                 +          Manager**                       May 1, 2002
         ------------------
           Judy C. Lewent



+ By:    /s/  DAVID S. MACHLOWITZ                                                    May 1, 2002
      ------------------------------
            David S. Machlowitz
             Attorney-in-Fact

--------
* On or prior to the effective date of this registration statement the Registrant will convert to a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and will change its name to MedcoHealth Solutions, Inc.

** In connection with the conversion from a limited liability company to a Delaware corporation, the registrant will establish a board of directors composed of Ms. Lewent and Messrs. Clark and Frazier.

                                 EXHIBIT INDEX


Exhibit
Number                                       Exhibit Description
------                                       -------------------
  1.1   Form of Underwriting Agreement*

  3.1   Form of Certificate of Incorporation of MedcoHealth Solutions, Inc.

  3.2   Form of By-Laws of MedcoHealth Solutions, Inc.

  4.1   Form of MedcoHealth Solutions, Inc. common stock certificate*

  4.2   Form of Registration Rights Agreement between Merck & Co., Inc. and the Registrant

  5.1   Opinion of Fried, Frank, Harris, Shriver & Jacobson regarding the legality of the shares being registered*

 10.1   Form of MedcoHealth Solutions, Inc. 2002 Stock Incentive Plan

 10.2   Form of MedcoHealth Solutions, Inc. Key Executive Severance Plan

 10.3   Pharmacy Benefit Management Agreement between United Healthcare Services, Inc. and the Registrant+

 10.4   Form of Master Separation and Distribution Agreement between Merck & Co., Inc. and the
        Registrant

 10.5   Form of Managed Care Agreement between Merck & Co., Inc. and the Registrant

 10.6   Form of Transition Services Agreement between Merck & Co., Inc. and the Registrant

 10.7   Form of Indemnification and Insurance Agreement between Merck & Co., Inc. and the
        Registrant

 10.8   Form of Tax Responsibility Allocation Agreement between Merck & Co., Inc. and the
        Registrant

 10.9   Form of Patient Assistance Program Agreement between Merck & Co., Inc. and the
        Registrant

 10.10  Form of eHealth Services Agreement between Merck & Co., Inc. and the Registrant

 10.11  Form of Point of Care Data Services Agreement between Merck & Co., Inc. and the
        Registrant

 10.12  Form of Data Flow Continuation Agreement between Merck & Co., Inc. and the Registrant

 10.13  Form of Employee Matters Agreement between Merck & Co., Inc. and the Registrant

 10.14  Form of Employee Leasing Agreement between Merck & Co., Inc. and the Registrant

 10.15  Conditions of Employment of Richard T. Clark, dated August 14, 1972, and Amendment to
        Conditions of Employment, dated January 29, 1999

 10.16  Key Employee Agreement of Timothy C. Wentworth, dated December 10, 1998, and Sandra
        E. Peterson, dated December 21, 1998

 10.17  Key Employee and Special Compensation Agreement of Robert J. Blyskal, dated May 24,
        1993

 10.18  Key Employee Agreement and Statement of Corporate Policy and Acknowledgement of
        Receipt of Roger A. Jones, dated February 19, 1991

 10.19  Description of the relocation loan to Timothy C. Wentworth

 16.1   Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated April 17,
        2002**

 21.1   List of Subsidiaries

 23.1   Consent of Arthur Andersen LLP, dated April 15, 2002**

Exhibit
Number                                      Exhibit Description
------                                      -------------------

 23.2   Consent of PricewaterhouseCoopers LLP, dated April 15, 2002**

 23.3   Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)*

 24.1   Power of Attorney (included on signature page to Registration Statement)**

 99.1   Form of Exchange Agreement*

 99.2   Letter from the Registrant to the Securities and Exchange Commission, dated April 17, 2002, relating to Arthur Andersen LLP**

--------

* To be filed by amendment.


**Previously filed.


+ Pursuant to Rule 406 of the Securities Act of 1933, as amended, confidential portions of this Exhibit have been deleted and filed separately with the Securities and Exchange Commission pursuant to a claim of confidential treatment.